Exhibit T3E.6


           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.-- Social Security numbers have nine digits separate by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payor.

                                              Give the
For this type of account:                     SOCIAL SECURITY
                                              number of--
----------------------------------------     ----------------------------------
1.   An individual's account                 The individual

2.   Two or more individuals (joint          The actual owner of the account
     account)                                or, if combined funds, the first
                                             individual on the account(1)

3.   Husband and wife (joint                 The actual owner of the account
     account)                                or, if joint funds, either
                                             person(1)

4.   Custodian account of a minor            The minor(2)
     (Uniform Gift to Minors Act)

5.   Adult and minor (joint account)         The adult or, if the minor is the
                                             only contributor, the minor(1)

6.   Account in the name of guardian or      The ward, minor, or incompetent
     committee for a designated ward,        person(3)
     minor, or incompetent person

7.   a.   A revocable savings trust          The grantor-trustee(1)
          account (in which grantor
          is also trustee)

     b.   Any "trust" account that is        The actual owner(1)
          not a legal or valid trust
          under State law


                                             Give the EMPLOYER
   For this type of account:                 IDENTIFICATION number
                                             of--
-------------------------------------        -----------------------------------
8.   Sole proprietorship account             The owner(4)

9.   A valid trust, estate, or               The legal entity (do not furnish
     pension trust                           the identifying number of the
                                             personal representative or trustee
                                             unless the legal entity itself is
                                             not designated in the account
                                             title)(5)

10.  Corporate account                       The corporation

11.  Religious, charitable, or               The organization
     educational organization
     account

12.  Partnership account held in             The partnership
     the name of the business

13.  Association, club, or other             The organization
     tax-exempt organization

14.  A broker or registered                  The broker or nominee
     nominee

15.  Account with the Department             The public entity
     of Agriculture in the
     name of a public entity
     (such as a State or local
     government, school district,
     or prison) that receives
     agricultural program payments
-------------------------------------        -----------------------------------

(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.




            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding Penalties

Payees specifically exempted from backup withholding on ALL payments include the following:*

o     A corporation.
o     A financial institution.
o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
o     The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
o A foreign government or a political subdivision, agency or instrumentality thereof.
o     An international organization or any agency or instrumentality thereof.
o A registered dealer in securities or commodities registered in the United States or a possession of the United States.
o     A real estate investment trust.
o     A common trust fund operated by a bank under section 584(a).
o An entity registered at all times during the tax year under the Investment Company Act of 1940.
o     A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o     Payments to nonresident aliens subject to withholding under section
      1441.
o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o     Payments made by certain foreign organizations.
o     Payments made to a nominee.


_______________
* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.


         Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more,
      (ii) the interest is paid in the course of the payor's trade or business and (iii) you have not provided your correct taxpayer identification number to the payor.
o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
o     Payments described in section 6049(b)(5) to non-resident aliens.
o     Payments on tax-free covenant bonds under section 1451.
o     Payments made by certain foreign organizations.
o     Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notices. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold the applicable rate from taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.-- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Statements With Respect to Withholding.-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.-- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.